UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
HIGHLANDS REIT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials:
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Providence, RI 02940-3131

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Stockholders are available on the Internet, which include the Proxy Statement, the Annual Report and the Form of Proxy Card. Follow the instructions below to view the material and vote online or request a copy. The items to be voted on at the Annual Meeting are on the reverse side. Your vote is important!
This communication is NOT a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all the important information contained in the proxy materials before voting.

The following matters will be considered at the Annual Meeting:

1.    To elect three directors, Jeffrey L. Shekell, R. David Turner, and Robert J. Lange who will hold office until the 2027 annual meeting of stockholders and until their respective successors have been duly elected and qualify.

2.    To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”) as described in our proxy materials.

3.    To approve, on a non-binding, advisory basis, the frequency of future say-on-pay votes.

4.    To ratify the appointment of Grant Thornton LLP as Highlands’ independent registered public accounting firm for the fiscal year ending December 31, 2026.

5.    To transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.